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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-108483 of Alkermes, Inc. on Form S-3 of our report dated May 23, 2003 (June 18, 2003 as to Note 15), appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 14, 2003